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                                                                    Exhibit 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated March 29, 2000, related to the consolidated financial statements of Corrections Corporation of America (formerly Correctional Management Services Corporation) and Subsidiaries as of December 31, 1999 and 1998, and for the year ended December 31, 1999, and for the period from September 11, 1998 (inception) through December 31, 1998, included in this Annual Report on Form 10-K of Prison Realty Trust, Inc. into Prison Realty Trust, Inc.'s previously filed Registration Statement File Numbers 333-65017, 333-70419, 333-70625, 333-77997,
333-78023 and 333-80413. It should be noted that we have not audited any financial statements of Corrections Corporation of America (formerly Correctional Management Services Corporation) and Subsidiaries subsequent to December 31, 1999, or performed any audit procedures subsequent to the date of our report.



                                                             ARTHUR ANDERSEN LLP

Nashville, Tennessee
March 29, 2000